Exhibit A

                                CSW Energy, Inc.
                                  Balance Sheet
                                 March 31, 2000
                                   (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                                       $6,415
   Accounts receivable                                             26,524
   Prepaid expenses                                                11,002
                                                                 ---------

             Total current assets                                  43,941


Investments In and Advances to Energy Projects                    133,005

Notes Receivable - Affiliate                                      162,126

Other Assets
  Property, Plant, and Equipment, net                              19,525
  Construction in progress and project development costs          265,836
  Other - net                                                       5,641
                                                                 ---------

             Total other assets                                   291,002
                                                                 ---------

                Total assets                                     $630,074
                                                                 =========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                                $5,553
   Accrued liabilities and other                                    8,939
                                                                 ---------

             Total current liabilities                             14,492

Notes Payable - Affiliate                                         191,052

Long Term Debt                                                    199,938

Deferred Income Taxes                                              47,774

Other                                                              14,349
                                                                 ---------

             Total liabilities                                    467,605


Minority Interest                                                      66

Shareholder's Equity
   Common stock                                                         1
   Additional paid-in-capital                                     108,139
   Accumulated retained earnings                                   54,263
                                                                 ---------

             Total shareholder's equity                           162,403
                                                                 ---------

                Total liabilities and shareholder's equity       $630,074
                                                                 =========